                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K
                                 ______________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 25, 2006
                                 ______________

                       INTERMAGNETICS GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                               001-11344                             14-1537454
    (State or other jurisdiction of             (Commission File Number)        (I.R.S. Employer Identification No.)
     incorporation or organization)

                             450 OLD NISKAYUNA ROAD
                             LATHAM, NEW YORK 12110
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (518) 782-1122


          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         On January 25, 2006, the Board of Directors of the Registrant declared a fifty percent (50%) common stock dividend which will effect a three-for-two split of the Company's common stock. The dividend will be payable on February 21 to stockholders of record on February 6, 2006. In connection therewith, the Board of Directors also approved proportionate adjustments to the numbers of shares, and in the case of stock options, the exercise prices, of outstanding awards under the Registrant's stock option and stock award plans for employees and for directors, as well as the shares reserved for future awards under those plans. The adjustments under the stock option and stock award plans will affect outstanding awards held by executive officers and directors of the Registrant, as well as by others employed by the Registrant and its subsidiaries. In addition, performance goals with respect to performance-based restricted stock unit awards granted under such plans and established by the Compensation Committee of the Board of Directors and expressed as an amount of earnings per share, shall be adjusted to reflect the impact of the 50% stock dividend and shall be reflected in such performance goal.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INTERMAGNETICS GENERAL CORPORATION

Date: January 31, 2006                      By:  /s/ Michael K. Burke
                                                --------------------------------
                                                    Michael K. Burke
                                                    Executive Vice President
                                                    and Chief Financial Officer